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Exhibit 10.26(a)

CONFIDENTIAL

AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
OF BRUCE MYERS

        This Amendment to the Employment Agreement (as defined below) is made and entered into as of December 28, 2001 (this "Amendment") between Pharmacopeia, Inc. (hereinafter the "Company") and Bruce C. Myers (hereinafter "Mr. Myers").

        WHEREAS, the Company and Mr. Myers desire to enter into the amendments set forth herein to the Employment Agreement made and entered into as of October 10, 2001 (the "Employment Agreement") between the Company and Mr. Myers;

        NOW, THEREFORE, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

        1.    Early Termination Date.    The first sentence of Section 4(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

          "If, either (i) on or before March 15, 2002, Mr. Myers' employment is terminated involuntarily by the Company, without Cause, as defined in Section 4(c), or (ii) on March 15, 2002, Mr. Myers provides the Company with written notice of his intent to voluntarily terminate this Agreement effective sixty (60) days following the date of notice, Mr. Myers shall receive the benefits set forth in Section 4(a), provided, however, that the Company's obligation to make payments shall continue for twelve (12) months notwithstanding Mr. Myers' subsequent employment status."

        2.    Defined Terms.    Terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

        3.    Effect of Amendment.    Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

        4.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

        5.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Mr. Myers has executed this Amendment, in each case as of December 28, 2001.

PHARMACOPEIA, INC.
By:	/s/ JOSEPH A. MOLLICA Joseph A. Mollica, Ph.D. Chairman, President and Chief Executive Officer
/s/ BRUCE C. MYERS Bruce C. Myers

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AMENDMENT TO THE EMPLOYMENT AGREEMENT OF BRUCE MYERS